Exhibit 99.5

March 23, 2014

Mr. Jeff  T. Blau

Related Fund Management, LLC

60 Columbus Circle

New York, NY  10023

Mr. Keith Meister

Corvex Management LP

712 Fifth Avenue, 23rd Floor

New York, NY  10019

Dear Messrs. Blau and Meister :

The Independent Trustees have received and reviewed your letter of March 21 and asked me to provide this response.  As an initial matter, the Independent Trustees have asked me to confirm that you received our March 21 letter and had an opportunity to review it as it addresses all the issues you again raise.  A copy of the March 21 letter is attached for your convenience.

As noted in our March 21 letter, the Independent Trustees have always been concerned about the ramifications of a boardless company, have been quite public about those concerns and have proposed several solutions to avoid it, all of which you have rejected.  The Independent Trustees wish to reiterate that, for the reasons stated in our March 21 letter and those previously communicated to you by counsel on March 18, they believe your proposal is not appropriate.  As you should know by now, these reasons include, among others:

•                  The consents you solicited and delivered provide for the removal of the current Board and any new Trustees who may be appointed by the current Board.

•                  The notion that the Board has the power and authority to appoint your slate but no other is internally inconsistent.  In fact, your solicitation statement warned shareholders, “that, unless the entire Board is removed, any remaining trustees will have the ability to fill vacancies created by the removal of individual trustees.”

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•                  Your letter delivering consents cautioned the Board to limit its activities between your delivery of the consents and the vote certification to ordinary course activities and appointing a new Board is not an action in the ordinary course.

Your suggestion that the Independent Trustees appoint your slate and then resign (and there be no removal) also contradicts the Arbitration Panel Order of November 18, 2013, which directs the officers of CommonWealth REIT to convene a special meeting of shareholders for the purpose of electing a new Board if your consent solicitation is successful.  Importantly, the Independent Trustees do not understand how a ruling by the Panel, even if it could be obtained, would have binding effect upon other CommonWealth Common Shareholders or upon any third parties (e.g. Series D Preferred Shareholders, lenders, etc.) who are not participating in the arbitration or subject to the Panel’s jurisdiction.  AS has been previously noted, your other argument that the Arbitration Panel may somehow approve or validate the appointment of the Related/Corvex trustee nominees seems equally problematic and was addressed.

CommonWealth’s understanding is that you previously requested the Securities and Exchange Commission (the “SEC”) to permit your simultaneous solicitation for removal of the current Board and the election of your chosen slate on the same consent/proxy card, and that when this request was denied by the SEC you did not provide the separate proxy card to shareholders but instead told shareholders that you would furnish the proxy card at a later date in connection with the special meeting and that shareholders would then be able to vote for the election of less than all your nominees.  In addition, as has also been previously noted, other shareholders will be disenfranchised if your nominees are installed without the full nomination and election process provided for in the Declaration of Trust and the Arbitration Panel’s order.

As previously noted, RMR and Commonwealth’s officers have confirmed to the Board that they plan to continue to conduct business of the Company until a new Board can be properly elected in accordance with the Company’s Declaration of Trust, the Arbitration Panel’s order and applicable law.

Very truly yours,

/s/ Jennifer B. Clark
Jennifer B. Clark
Secretary

March 21, 2014

Mr. Jeff  T. Blau

Related Fund Management, LLC

60 Columbus Circle

New York, NY  10023

Mr. Keith Meister

Corvex Management LP

712 Fifth Avenue, 23rd Floor

New York, NY  10019

Dear Messrs. Blau and Meister :

The Trustees have received and reviewed your letter of March 19 and asked me to provide you with this response.  Your letter reiterates your prior proposal that, subsequent to your delivery of the removal consents, the Board appoint your slate, which proposal the Board previously considered at a March 18 Board meeting and determined problematic for the reasons communicated to you immediately following that meeting.

The Board shares your concern about the ramifications for CWH shareholders of the removal of the entire Board and has been very public about that concern and the possible ramifications. When it became clear to the Board that you would more than likely receive the requisite support for your written consent proposal and in advance of your delivery of the consents, the Independent Trustees offered a compromise proposal which would have mitigated any resulting harm to CWH shareholders and facilitated an orderly transition.  Specifically, the Independent Trustees offered that a limited number of the current Independent Trustees would remain in office until the currently scheduled Annual Meeting on June 13.  At the time of the Annual Meeting, the remaining Trustees would resign and a new board would be elected by shareholders.  The compromise of allowing a subset of the existing Board to remain in place would have, the Board believes, enabled us to make a strong argument to avoid debt defaults and avoid triggering dilutive equity conversions, among other adverse consequences to CWH.  This compromise may also have resulted in an election of a new Board at about the same time or even before a special meeting to elect replacement trustees might occur in accordance with the requirements of CWH’s Declaration of Trust and the Arbitration Panel’s order.

March 21, 2014

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By contrast, the proposal you made following delivery of the consents appears problematic.  The written consents you have delivered plainly provide for the removal of all of the current Board and any new Trustees who may be appointed by the current Board.  It is therefore entirely unclear that any Trustee appointed by the existing Board could remain in office following certification of the vote.  In addition, the Board takes seriously the caution to the Board in your letter delivering the consents that the Board limit its activities to the ordinary course until a new Board is installed.  The actions you propose contradict this caution as the appointment of new Board members would be outside the scope of ordinary course activities. Further, the appointment of the entire Related/Corvex slate, or a subset of that slate, may not result in a continuing Board or avoid debt defaults or other adverse impacts.  In addition, the Trustees have expressed serious reservations about appointing members of the Related/Corvex slate because, for the reasons articulated during the solicitation process, the announced business plan of the Related/Corvex slate is contrary to the best interests of CWH in the CWH Board’s business judgment.

The Board remains available to consider any appropriate actions to avoid adverse consequences to CWH and its shareholders as a result of your actions.  Accordingly, the Board asks that you share with us any plan you have to reestablish a continuing board now that you have delivered the consents.  Assuming the Board can be comfortable there is a path to do so, the Board suggests you reconsider the compromise proposal which was presented by the Independent Trustees to both Blackrock and Vanguard and, we understand, previously rejected by you, as outlined above.

RMR has confirmed to the Board that it plans to continue to conduct the business of the Company to the maximum extent practicable until a new Board can be elected in accordance with the Company’s Declaration of Trust and the Arbitration Panel’s order.

Very truly yours,

/s/ Jennifer B. Clark
Jennifer B. Clark
Secretary

cc:  CommonWealth REIT Board of Trustees